Exhibit 77Q1 – Additional Items

Item 15

Foreign Sub-Custodian Network for BNY Mellon

Country/Market	Subcustodian	Address
Argentina	Citibank N.A., Argentina	Bartolome Mitre 502/30 (C1036AAJ) Buenos Aires, Argentina
Australia	The Hongkong and Shanghai Banking Corporation Limited	Level 3, 10 Smith Street Parramatta NSW 2150
Australia	Citigroup Pty. Limited	Level 16, 120 Collins Street Melbourne, VIC. 3000 Australia
Austria	Citibank Europe plc.	1 North Wall Quay Dublin 1 Ireland
Austria	UniCredit Bank Austria AG	Schottengasse 6-8 1010 Vienna, Austria
Bahrain	HSBC Bank Middle East Limited	2nd Floor, Building No 2505, Road No 2832, Al Seef 428, Bahrain
Bangladesh	The Hongkong and Shanghai Banking Corporation Limited	Management Office, Shanta Western Tower, Level 4, 186 Bir Uttam Mir Shawkat Ali Shorok, (Tejgaon Gulshan Link Road) Tejgaon Industrial Area, Dhaka 1208, Bangladesh
Belgium	The Bank of New York Mellon SA/NV	Rue Montoyer, 46 1000 Brussels Belgium
Belgium	Citibank Europe Plc, UK branch	Citigroup Centre 33 Canada Square, Canary Wharf London E14 5LB United Kingdom
Bermuda	HSBC Bank Bermuda Limited	Custody and Clearing Department 6 Front Street Hamilton Bermuda HM11
Botswana	Stanbic Bank Botswana Limited	Plot 50672, Fairground Office Park Gaborone, Botswana
Brazil	Citibank N.A., Brazil	Avenida Paulista 1111 - 13th floor Sao Paulo, S.P., Brazil 01311-920
Brazil	Itaú Unibanco S.A.	Praça Alfredo Egydio de Souza Aranha, 100 São Paulo, S.P. - Brazil 04344-902
Bulgaria	Citibank Europe plc, Bulgaria Branch	48 Sitnyakovo Blvd Serdika Offices, 10th floor Sofia 1505, Bulgaria
Canada	CIBC Mellon Trust Company (“CIBC Mellon”)	1 York Street, Suite 900 Toronto, Ontario, M5J 0B6 Canada
Cayman Islands	The Bank of New York Mellon	225 Liberty Street New York, NY 10286 United States
Channel Island	The Bank of New York Mellon	225 Liberty Street New York, NY 10286 United States
Chile	Banco de Chile	Estado 260 2nd Floor Santiago, Chile Postal code 8320204
Chile	Itaú Corpbanca S.A.	Presidente Riesco Street 5537 18th Floor Las Condes Santiago, Chile
China	HSBC Bank (China) Company Limited	33 Floor, HSBC Building, Shanghai ifc 8 Century Avenue, Pudong Shanghai, China (200120)
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Carrera 9A No 99-02 Piso 3 Bogota D.C., Colombia
Costa Rica	Banco Nacional de Costa Rica	1st and 3rd Avenue, 4th Street San José, Costa Rica
Croatia	Privredna banka Zagreb d.d.	Radnicka cesta 50 10 000 Zagreb Croatia
Cyprus	BNP Paribas Securities Services S.C.A., Athens	2 Lampsakou Street 115 28 Athens Greece
Czech Republic	Citibank Europe plc, organizacni slozka	Bucharova 2641/14 158 02 Prague 5, Czech Republic
Denmark	Skandinaviska Enskilda Banken AB (Publ)	Kungsträdgårdsg 8 106 40 Stockholm - Sweden
Egypt	HSBC Bank Egypt S.A.E.	306 Corniche El Nil, Maadi, Cairo, Egypt
Estonia	SEB Pank AS	Tornimäe Str. 2 15010 Tallinn Estonia
Euromarket	Clearstream Banking S.A.	42 Avenue J.F. Kennedy 1855 Luxembourg Grand Duchy of Luxembourg
Euromarket	Euroclear Bank	1 Boulevard du Roi Albert II B-1210 Brussels - Belgium
Finland	Skandinaviska Enskilda Banken AB (Publ)	Kungsträdgårdsg 8 106 40 Stockholm - Sweden
France	BNP Paribas Securities Services S.C.A.	Office Address :Les Grands Moulins de Pantin – 9 rue du Débarcadère 93500 Pantin, France Legal address: 3 rue d’Antin, 75002 Paris, France
France	Citibank Europe Plc, UK branch	Citigroup Centre 33 Canada Square, Canary Wharf London E14 5LB United Kingdom
Germany	The Bank of New York Mellon SA/NV, Asset Servicing, Niederlassung Frankfurt am Main	Friedrich-Ebert-Anlage, 49 60327 Frankfurt am Main Germany
Ghana	Stanbic Bank Ghana Limited	Stanbic Heights, Plot No. 215 South Liberation RD, Airport City, Cantonments, Accra, Ghana
Greece	BNP Paribas Securities Services S.C.A., Athens	2 Lampsakou street 115 28 Athens Greece
Hong Kong	The Hongkong and Shanghai Banking Corporation Limited	1, Queen’s Road, Central Hong Kong
Hong Kong	Deutsche Bank AG	52/F International Commerce Centre 1 Austin Road West, Kowloon, Hong Kong
Hungary	Citibank Europe plc. Hungarian Branch Office	Szabadság tér 7 1051 Budapest Hungary
Iceland	Landsbankinn hf.	Austurstraeti 11 155 Reykjavik Iceland
India	Deutsche Bank AG	4th Floor, Block I, Nirlon Knowledge Park, W.E. Highway Mumbai - 400 063, India
India	The Hongkong and Shanghai Banking Corporation Limited	11F, Building 3, NESCO - IT Park, NESCO Complex, Western Express Highway, Goregaon (East), Mumbai 400063, India
Indonesia	Deutsche Bank AG	7th Floor, Deutsche Bank Building Jl. Imam Bonjol No.80, Jakarta – 10310, Indonesia
Ireland	The Bank of New York Mellon	225 Liberty Street New York, NY 10286 United States
Israel	Bank Hapoalim B.M.	50 Rothschild Blvd Tel Aviv 66883 Israel
Italy	Citibank N.A. Milan	Via dei Mercanti 12 20121 milan Italy
Italy	Intesa Sanpaolo S.p.A.	Piazza San Carlo, 156 10121 Torino Italy
Italy	The Bank of New York Mellon SA/NV	Rue Montoyer, 46 1000 Brussels Belgium
Japan	Mizuho Bank, Ltd.	Shinagawa Intercity Tower A, 2-15-1, Konan, Minato-ku, Tokyo 108-6009, Japan
Japan	The Bank of Tokyo-Mitsubishi UFJ, Limited	1-3-2, Nihombashi Hongoku-cho, Chuo-ku, Tokyo 103-0021, Japan
Jordan	Standard Chartered Bank	1 Basinghall Avenue London, EC2V5DD, United Kingdom
Kazakhstan	Joint-Stock Company Citibank Kazakhstan	Park Palace Building A, 41 Kazybek Bi Street, Almaty, Kazakhstan
Kenya	Stanbic Bank Kenya Limited	First Floor, CfC Stanbic Centre P.O. Box 72833 00200 Chiromo Road, Westlands, Nairobi,
Kuwait	HSBC Bank Middle East Limited, Kuwait	Sharq Area, Abdulaziz Al Sager Street, Al Hamra Tower, 37F P.O. Box 1683, Safat 13017, Kuwait
Latvia	AS SEB banka	Meistaru iela 1 Valdlauci Kekavas pag LV-1076 Latvia
Lithuania	AB SEB bankas	12 Gedimino Av. LT-01103 Vilnius Lithuania
Luxembourg	Euroclear Bank	1 Boulevard du Roi Albert II B-1210 Brussels - Belgium
Malawi	Standard Bank Limited	Standard Bank Centre Africa Unity Avenue PO Box 30380 Lilongwe 3 Malawi
Malaysia	Deutsche Bank (Malaysia) Berhad	Level 20, Menara IMC No 8 Jalan Sultan Ismail 50250 Kuala Lumpur, Malaysia
Malta	The Bank of New York Mellon SA/NV, Asset Servicing, Niederlassung Frankfurt am Main	Friedrich-Ebert-Anlage, 49 60327 Frankfurt am Main Germany
Mauritius	The Hongkong and Shanghai Banking Corporation Limited	6th Floor, HSBC Centre, 18 Cybercity, Ebene, Mauritius
Mexico	Citibanamex	Actuario Roberto Medellin 800 Colonia Santa Fe Mexico, D.F. C.P.01210
Morocco	Citibank Maghreb	Zenith Millenium, Immeuble 1 Sidi Maarouf, B.P. 40 20190 Casablanca Morocco
Namibia	Standard Bank Namibia Limited	2nd Floor, Standard Bank Centre, Town Square Corner of Post Street Mall and Werner List Street Windhoek, Namibia
Netherlands	The Bank of New York Mellon SA/NV	Rue Montoyer, 46 1000 Brussels Belgium
New Zealand	The Hongkong and Shanghai Banking Corporation Limited	Level 9, HSBC Building, 1 Queen Street, Auckland 1010,
Nigeria	Stanbic IBTC Bank Plc.	Walter Carrington Crescent Victoria Island Lagos, Nigeria
Norway	Skandinaviska Enskilda Banken AB (Publ)	Kungsträdgårdsg 8 106 40 Stockholm - Sweden
Oman	HSBC Bank Oman S.A.O.G.	2nd Floor, Head Office Building, P.O. Box 1727, Al Khuwair, Postal Code 111, Sultanate of Oman
Pakistan	Deutsche Bank AG	242-243, Avari Plaza, Fatima Jinnah Road Karachi – 75330, Pakistan
Panama	Citibank N.A., Panama Branch	Boulevard Punta Pacífica Torre de las Américas, Torre B, Piso 14 Apartado 0834-00555 Panama City, Panama
Peru	Citibank del Peru S.A.	Avenida Canaval y Moreyra, 480, 3rd floor Lima 27, Peru
Philippines	Deutsche Bank AG	23rd Floor, Tower One & Exchange Plaza, Ayala Triangle, Ayala Avenue, 1226 Makati City Philippines
Poland	Bank Polska Kasa Opieki S.A.	53/57 Grzybowska Street 00-950 Warszawa
Portugal	Citibank Europe Plc, Sucursal em Portugal	Rua Barata Salgueiro, 30 1269-056 Lisbon Portugal
Qatar	HSBC Bank Middle East Limited, Doha	2nd Floor, Ali Bin Ali Tower, Building no: 150, Al Matar Street (Airport Road) P.O. Box 57, Street no. 950, Umm Ghuwalina Area, Doha, Qatar
Romania	Citibank Europe plc, Romania Branch	145, Calea Victoriei 010072 Bucharest Romania
Russia	PJSC ROSBANK	Mashi Poryvaevoy ulitsa 34, Moscow, 107078, Russia
Saudi Arabia	HSBC Saudi Arabia Limited	HSBC Building, 7267 Olaya Road, Al- Murooj Riyadh 12283-22555, Kingdom of Saudi Arabia
Serbia	UniCredit Bank Serbia JSC	Rajiceva Street 27-29, 11000 Belgrade, Serbia
Singapore	DBS Bank Ltd	12 Marina Boulevard Marina Bay Financial Centre Tower 3 Singapore 018982
Singapore	United Overseas Bank Limited	80 Raffles Place UOB Plaza Singapore 048624
Slovak Republic	Citibank Europe plc, pobocka zahranicnej banky	Dvorakovo nabrezie 8 811 02 Bratislava, Slovak Republic
Slovenia	UniCredit Banka Slovenia d.d.	Smartinska 140, 1000 - Ljubljana, Slovenia
South Africa	The Standard Bank of South Africa Limited	5 Simmonds Street Johannesburg 2001, South Africa
South Korea	The Hongkong and Shanghai Banking Corporation Limited	5th Floor, HSBC Building, 37, Chilpae-ro, Jung-Gu, Seoul, Korea, 100-161
South Korea	Deutsche Bank AG	18th Floor, Young-Poong Building 41 Cheonggyecheon-ro, Jongro-ku, Seoul 110- 752, South Korea
Spain	Banco Bilbao Vizcaya Argentaria, S.A.	Plaza San Nicolás, 4 48005 Bilbao Spain
Spain	Santander Securities Services, S.A.	Ciudad Grupo Santander. Avenida de Cantabria s/n Boadilla del Monte 28660 – Madrid, Spain
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	24 Sir Baron Jayathilake Mawatha Colombo 01, Sri Lanka
Swaziland	Standard Bank Swaziland Limited	Standard House, Swazi Plaza Mbabane, Swaziland
Sweden	Skandinaviska Enskilda Banken AB (Publ)	Kungsträdgårdsg 8 106 40 Stockholm - Sweden
Switzerland	Credit Suisse AG	Paradeplatz 8 CH - 8070 Zurich Switzerland
Taiwan	HSBC Bank (Taiwan) Limited	11F, no. 369, Section7, Zhongxiao East Rd Nangang District, Taipei 115, Taiwan
Tanzania	Stanbic Bank Tanzania Limited	Stanbic House PO Box 72647 Dar es Salaam Tanzania
Thailand	The Hongkong and Shanghai Banking Corporation Limited	Level 5, HSBC Building, 968 Rama IV Road, Bangrak Bangkok 10500, Thailand
Tunisia	Banque Internationale Arabe de Tunisie	70-72, Avenue Habib Bourguiba 1080 Tunis Tunisia
Turkey	Deutsche Bank A.S.	Esentepe Mahallesi Büyükdere Caddesi Tekfen Tower No:209 K:17 Sisli TR-34394-Istanbul, Turkey
U.A.E.	HSBC Bank Middle East Limited, Dubai	Emaar Square, Building 5, Level 4 PO Box 502601 Dubai, United Arab Emirates
U.K.	Depository and Clearing Centre (DCC) Deutsche Bank AG, London Branch	Winchester House 1 Great Winchester Street London EC2N 2DB United Kingdom
U.K.	The Bank of New York Mellon	225 Liberty Street New York, NY 10286 United States
U.S.A.	The Bank of New York Mellon	225 Liberty Street New York, NY 10286 United States
U.S.A. Precious Metals	HSBC Bank, USA, N.A.	452 Fifth Avenue, New York, NY 10018
Uganda	Stanbic Bank Uganda Limited	Plot 17 Hannington Road Short Tower- Crested Towers P.O. Box 7131, Kampala, Uganda
Ukraine	Public Joint Stock Company "Citibank"	16G Dilova Street 03150 Kiev Ukraine
Uruguay	Banco Itaú Uruguay S.A.	Dr. Luis Bonavita 1266 Toree IV, Piso 10 CP 11300 Montevideo, Uruguay
Venezuela	Citibank N.A., Sucursal Venezuela	Av. Casanova, Centro Comercial El Recreo Torre Norte, Piso 19 Sabana Grande, Caracas 1050 D.C. Venezuela
Vietnam	HSBC Bank (Vietnam) Ltd	The Metropolitan, 235 Dong Khoi Street District 1, Ho Chi Minh City, Vietnam
WAEMU	Société Générale de Banques en Côte d’Ivoire	5/7 Avenue Joseph Anoma 01 BP 1355 Abidjan 01 - Ivory Coast
Zambia	Stanbic Bank Zambia Limited	Stanbic House, Plot 2375, Addis Ababa Drive P.O Box 31955 Lusaka, Zambia
Zimbabwe	Stanbic Bank Zimbabwe Limited	59 Samora Machel Avenue, Harare, Zimbabwe